     Exhibit 10.37

SEPARATION AND RELEASE AGREEMENT

It is hereby agreed by and between you, Jeffrey H. Coats (for yourself, your spouse, family, agents and attorneys) (jointly, “You” or “Employee”), and AutoWeb,Inc., its predecessors, successors, affiliates, directors, employees, shareholders, fiduciaries, insurers, employees and agents (jointly, the “Company”), as follows:

1. Separation of Employment. You acknowledge that your employment with the Company ended effective April 12, 2018 (“Employment Termination Date”), and that You will perform no further duties, functions or services for the Company subsequent to the Employment Termination Date except for such transition services that you may provide as an independent contractor pursuant to a consulting services agreement that may be entered into by the Company and You. You have resigned or hereby resign from all officer and director positions You held with the Company or any of its subsidiaries effective as of the Employment Termination Date. This Separation and Release Agreement (“Release”) is entered into in connection with that certain Second Amended and Restated Agreement dated effective as of April 3, 2014 as amended by and between the Company and Employee (collectively, the “Employment Agreement”).

2. Release Consideration. In exchange for your promises and obligations in this Release and the Employment Agreement, including the release of claims set forth below, if You sign and do not revoke this Release and this Release becomes effective, the Company will pay You the amounts, and will provide the benefits, due to You under the Employment Agreement, minus legally required federal, state and local payroll deductions and withholdings. Payment of any monetary amount provided for in this Section 2 will be made within the time periods required by the Employment Agreement (except for payments or benefits that will be paid or provided over time as provided therein) and, if no time is specified, within 5 business days after this Release becomes effective.

3. Acknowledgement of Receipt of Amounts Due. You acknowledge and agree that You have received all, and that the Company does not owe You any additional, payments, benefits or other compensation as a result of your employment with the Company or your separation from employment with the Company, including, but not limited to, wages, commissions, bonuses, vacation pay, severance pay, expenses, fees, or other compensation or payments of any kind or nature, other than those amounts or benefits, if any, payable or to be provided to You after the date hereof pursuant to the Employment Agreement after this Release becomes effective.

4. Return of Company Property. You represent and warrant that You have returned to the Company any and all documents, software, equipment (including, but not limited to, computers and computer-related items), and all other materials or other things in your possession, custody, or control which are the property of the Company, including, but not limited to, Company identification, keys, computers, cell phones, and the like, wherever such items may have been located; as well as all copies (in whatever form thereof) of all materials relating to your employment, or obtained or created in the course of your employment with the Company. You hereby represent that, other than those materials You have returned to the Company pursuant to this Section 4, You have not copied or caused to be copied, and have not transferred or printed-out or caused to be transferred or printed-out, any software, computer disks, e-mails or other documents other than those documents generally available to the public, or retained any other materials originating with or belonging to the Company. You further represent that You have not retained in your possession, custody or control, any software, documents or other materials in machine or other readable form, which are the property of the Company, originated with the Company, or were obtained or created in the course of or relate to your employment with the Company.

5. Confidentiality and Non-Solicitation/Interference.

(a) You shall keep confidential, and shall not hereafter use or disclose to any person, firm, corporation, governmental agency, or other entity, in whole or in part, at any time in the future, any trade secret, proprietary information, or confidential information of the Company, including, but not limited to, information relating to trade secrets, processes, methods, pricing strategies, customer lists, marketing plans, product introductions, advertising or promotional programs, sales, financial results, financial records and reports, regulatory matters and compliance, and other confidential matters, except as required by law and as necessary for compliance purposes. These obligations are in addition to the obligations set forth in any confidentiality or non-disclosure agreement between You and the Company, including, without limitation, that certain Employee Confidentiality Agreement dated as of December 12, 2008 which shall remain binding on You after the Employment Termination Date.

(b) Unless required by applicable law, rule, regulation or order or to enforce this Agreement, Employee shall not disclose the existence of the Employment Agreement or this Release or the underlying terms to any third party, including without limitation, any former, present or future employee of the Company, other than to Employee’s immediate family who have a need to know such matters or to Employee’s tax or legal advisors who have a need to know such matters. If Employee does disclose this Release, the Employment Agreement or any of their respective terms to any of Employee’s immediate family or tax or legal advisors, then Employee will inform them that they also must keep the existence of this Release, the Employment Agreement and their respective terms confidential. The Company may disclose the existence or terms of this Release, the Employment Agreement and their respective terms and may file this Release and the Employment Agreement as exhibits to its public filings if it is required to do so under applicable law, rule, regulation or order.

(c) For a period of one (1) year immediately following this Release becoming effective, You agree that You will not interfere with Company’s business by soliciting an employee to leave Company’s employ, or by inducing a consultant or vendor to sever its relationship with Company. You may not, at any time, use the Company’s trade secrets to solicit business from any source, including the Company’s customers or clients. This Section 5(c) is not intended to, and shall not, prevent You from lawful competition with the Company. You represent and warrant that You have not engaged in any of the foregoing activities prior to the effective date of this Release.

6. Nondisparagement. You agree that neither You nor anyone acting on your behalf or at your direction will disparage, denigrate, defame, criticize, impugn or otherwise damage or assail the reputation or integrity of the Company publicly or privately to any third party, including without limitation (i) to any current or former employee, officer, director, contractor, supplier, customer, or client of the Company; (ii) any prospective or actual purchaser of the equity interests of the Company or its business or assets; or (iii) to any person or entity in the automotive industry, automotive marketing, advertising or other services, or the automotive press.

7. Unconditional General Release of Claims.

(a)   In consideration for the payment and benefits provided for in Section 2, and notwithstanding the provisions of Section 1542 of the Civil Code of California, You unconditionally release and forever discharge the Company, and the Company’s current, former, and future controlling shareholders, subsidiaries, affiliates, related companies, predecessor companies, divisions, directors, trustees, officers, employees, agents, attorneys, successors, and assigns (and the current, former, and future controlling shareholders, directors, trustees, officers, employees, agents, and attorneys of any such subsidiaries, affiliates, related companies, predecessor companies, and divisions) (all of the foregoing released persons or entities being referred to herein as “Releasees”), from any and all claims, complaints, demands, actions, suits, causes of action, obligations, damages and liabilities of whatever kind or nature, whether known or unknown, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution of this Release, including, but not limited to, claims that arise out of or in any way relate to your employment or your separation from employment with the Company.

(b)   You acknowledge and agree that the foregoing unconditional and general release includes, but is not limited to, (i) any claims for salary, bonuses, commissions, equity, compensation (except as specified in this Agreement), wages, penalties, premiums, severance pay, vacation pay or any benefits under the Employee Retirement Income Security Act of 1974, as amended; (ii) any claims of harassment, retaliation or discrimination; (iii) any claims based on any federal, state or governmental constitution, statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans With Disabilities Act, Section 1981 of the Civil Rights Act of 1866, the California Fair Employment and Housing Act, the California Family Rights Act, the Family and Medical Leave Act, the California Constitution, the California Labor Code, the California Industrial Welfare Commission Wage Orders, the California Government Code, the Worker Adjustment and Retraining Notification Act; (iv) whistleblower claims, claims of breach of implied or express contract, breach of promise, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, violation of public policy, wrongful or constructive discharge, or any other employment-related tort, and any claims for costs, fees, or other expenses, including attorneys’ fees; and (v) any other aspect of your employment or the termination of your employment.

(c)   For the purpose of implementing a full and complete release, You expressly acknowledge and agree that this Release resolves all claims You may have against the Company and the Releasees as of the date of this Release, including but limited to claims that You did not know or suspect to exist in your favor at the time of the execution of this Release. You expressly waive any and all rights which You may have under the provisions of Section 1542 of the California Civil Code or any similar state or federal statute. Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(d)   This Release will not waive the Employee’s rights to indemnification under the Company’s certificate of incorporation or by-laws or, if applicable, any written agreement between the Company and the Employee, or under applicable law.

(e)   You hereby certify that You have not experienced a job-related illness or injury for which You have not already filed a claim.

(f)   This general release does not waive or release rights or claims arising after You sign this Release.

8. Covenant Not to Sue. A “covenant not to sue” is a promise not to sue in court. This covenant differs from a general release of claims in that, besides waiving and releasing the claims covered by this Release, You represent and warrant that You have not filed, and agree that You will not file, or cause to be filed or maintained, any judicial complaint, lawsuit or demand for arbitration involving any claims You have released in this Release, and You agree to withdraw any judicial complaints, lawsuits or demands for arbitration You have filed, or were filed on your behalf, prior to the effective date of this Release. Still, You may sue to enforce this Release. You agree if You breach this covenant, then You must pay the legal expenses incurred by incurred by any Releasee in defending against your suit, including reasonable attorneys’ fees, or, at the Company’s option, return everything paid to You under this Agreement. In that event, the Company shall be excused from making any further payments or continuing any other benefits otherwise owed to You under paragraph 2 of this Agreement. Furthermore, You give up all rights to individual damages in connection with any administrative or court proceeding with respect to your employment with or termination of employment from, the Company. You also agree that if You are awarded money damages, You will assign your right and interest to such money damages (i) in connection with an administrative charge, to the relevant administrative agency; and (ii) in connection with a lawsuit or demand for arbitration, to the Company.

9. Cooperation With Company. You agree to assist and cooperate (including, but not limited to, providing information to the Company and/or testifying truthfully in a proceeding) in the investigation and handling of any internal investigation, governmental matter, or actual or threatened court action, arbitration, administrative proceeding, or other claim involving any matter that arose during the period of your employment.  You shall be reimbursed for reasonable expenses actually incurred in the course of rendering such assistance and cooperation. Your agreement to assist and cooperate shall not affect in any way the content of information or testimony provided by You.

10. No Reemployment. You acknowledge and agree that the Company has no obligation to employ You or offer You employment in the future and You shall have no recourse against the Company if it refuses to employ You or offer You employment. If You do seek re-employment, then this Release shall constitute sufficient cause for the Company to refuse to re-employ You. Notwithstanding the foregoing, the Company has the right to offer to re-employ You in the future if, in its sole discretion, it chooses to do so.

11. No Admission of Liability. This Release does not constitute an admission that the Company or any other Releasee has violated any law, rule, regulation, contractual right or any other duty or obligation.

12. Severability. Should any provision of this Release be declared or be determined by any court or arbitrator to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and said illegal or invalid part, term, or provision shall be deemed not to be part of this Release.

13. Governing Law. This Release is made and entered into in the State of California and shall in all respects be interpreted, enforced, and governed under the law of that state, without reference to conflict of law provisions thereof.

14. Interpretation. The language of all parts in this Release shall be construed as a whole, according to fair meaning, and not strictly for or against any party. The captions and headings contained in this Agreement are for convenience only and shall not control the meaning, effect, or construction of this Agreement.

15. Knowing and Voluntary Agreement. You have carefully reviewed this Release and understand the terms and conditions it contains. By entering into this Release, You are giving up potentially valuable legal rights. You specifically acknowledge that You are waiving and releasing any rights You may have under the ADEA. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which You were already entitled. You acknowledge that You are signing this Release knowingly and voluntarily and intend to be bound legally by its terms.

16. Protected Rights.

(a) An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

(b) You understand that nothing contained in this Agreement or in the Confidentiality Agreement limits your ability to file a charge or complaint with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  This Agreement does not limit your right to receive an award for information provided to any Government Agencies.

17. Entire Agreement. You hereby acknowledge that no promise or inducement has been offered to You, except as expressly stated in this Release and in the Employment Agreement, and You are relying upon none. This Release and the Employment Agreement represent the entire agreement between You and the Company with respect to the subject matter hereof, and supersede any other written or oral understandings between the parties pertaining to the subject matter hereof and may only be amended or modified with the prior written consent of You and the Company.

18. Arbitration. Any controversy or claim arising out or, or related to, this Release Agreement, or the breach thereof, shall be governed by the terms of the Arbitration Agreement (as defined in the Employment Agreement).

19. Period for Review and Consideration/Revocation Rights. You understand that You have twenty-one (21) days after this Release has been delivered to You by the Company to decide whether to sign this Release, although You may sign this Release at any time within the twenty-one (21) day period. If You do sign it, You also understand that You will have an additional seven (7) days after the date You deliver this signed Release to the Company and to change your mind and revoke this Release, in which case a written notice of revocation must be delivered to the Company’s Chief Legal Officer, AutoWeb, Inc., 18872 MacArthur Blvd. Suite 200, Irvine, California 92612-1400, on or before the seventh (7th) day after your delivery of this signed Release to the Company (or on the next business day if the seventh calendar day is not a business day). You understand that this Release will not become effective or enforceable until after that seven (7) day period has passed. If You revoke this Release, this Release shall not be effective or enforceable as to any rights You may have under this Release. In the event that You revoke this Release, You will not be entitled to the payments and benefits specified in Paragraph 2.

20. Advice of Attorney and Tax Advisor. Employee acknowledges that: (i) the Company has advised Employee to consult with an attorney and/or tax advisor of Employee’s choosing (and at Employee’s own cost and expense) before executing this Release, and (ii) Employee is not relying upon the Company for, and the Company has not provided, legal or tax advice to Employee in connection with this Release. It is the responsibility of Employee to seek independent tax and legal advice with regard to the tax treatment of this Release and the payments and benefits that may be made or provided under this Release and any other related matters. Employee acknowledges that Employee has had a reasonable opportunity to seek and consider advice from Employee’s attorney and tax advisors.

PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A GENERAL RELEASE OF ALL CLAIMS, KNOWN AND UNKNOWN. YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS RELEASE THAT ARE NOT AGREED UPON BY THE COMPANY IN WRITING. ANY CHANGES SHALL CONSTITUTE A REJECTION OF THIS RELEASE BY EMPLOYEE.

Dated: April 13, 2018	/s/ Jeffrey H. Coats
Jeffrey H. Coats

Dated: April 30, 2018	AUTOWEB, INC.

By: /s/ Glenn E. Fuller Glenn E. Fuller EVP, Chief Legal and Administrative Officer and Secretary